Exhibit 10.6

DATED

April 9, 2018

RENEWAL LEASE BY REFERENCE TO AN EXISTING LEASE

UNIT D1, LINHAY BUSINESS PARK, ASHBURTON, TQ13 7UP

between

STEPHANIE MYERS PALK, RICHARD JOHN PALK AND ALISON JUNE PALK

and

CAMBIUM NETWORKS, LTD

EXETER

EX1 1NT

Tel: 01392 823811

DX: 122695 EXETER

law@oteveling.com

www.otbeveling.com

CONTENTS

CLAUSE
1.	Interpretation	4
2.	Grant	6
3.	The Previous Lease	6
4.	The Annual Rent	6
5.	Review of the Annual Rent	7
6.	Registration of this lease	7
7.	Closure of the registered title of this lease	7
8.	Section 62 of the Law of Property Act 1925	7
9.	Entire agreement	7
10.	Contracts (Rights of Third Parties) Act 1999	8
11.	Governing law	8
12.	Jurisdiction	8

SCHEDULE

SCHEDULE	1 VARIATIONS TO THE PREVIOUS LEASE	9

SCHEDULE	2 PREVIOUS LEASE	14

SCHEDULE	3 EXISTING LEASE	15

PRESCRIBED CLAUSES

LR1. Date of lease April 9, 2018

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

DN245884

LR2.2 Other title numbers

LR3. Parties to this lease

Landlord

STEPHANIE MYERS PALK, RICHARD JOHN PALK and ALISON JUNE PALK

All care of Halsanger Manor, Ashburton, Devon, TQ13 7HY

Tenant

CAMBIUM NETWORKS, LTD

Of Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, TQ13 7UP

Company number: 07752773

Other parties

None

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of “Property” in clause 1.1 of this lease and the definition of “Premises” in clause 1 of the Previous Lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of “Contractual Term”.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements included in clause 1.1 of this lease in the definition of “Incorporated Terms” and specified in Schedule 2 of the Previous Lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements included in clause 1.1 of this lease in the definition of “Incorporated Terms” and specified in Schedule 3 of the Previous Lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

Not applicable

THIS LEASE is dated	2017

PARTIES

(1)	STEPHANIE MYERS PALK, RICHARD JOHN PALK and ALISON JUNE PALK all care of Halsanger Manor, Ashburton, Devon, TQ13 7HY (Landlord).

(2)	CAMBIUM NETWORKS, LTD incorporated and registered in England and Wales with company number 07752773 whose registered office is at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, TQ13 7UP (Tenant).

BACKGROUND

(A)	The Landlord is the freehold owner of the Property.

(B)	The residue of the term of the Existing Lease is vested in the Tenant.

(C)	The Landlord has agreed to grant a new lease of the Property to the Tenant on the terms set out in this lease.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

Annual Rent: rent at an initial rate of Seventy Thousand Pounds (£70,000) per annum and then as revised pursuant to this lease and any interim rent determined under the LTA 1954.

Contractual Term: a term of nine (9) years beginning on, and including 20 October 2017 and ending on, and including 19 October 2026.

Existing Lease: the lease by virtue of which the Tenant holds the Property which is dated [     ] 2016 and made between (1) the Landlord and (2) the Tenant (a copy of which is annexed in Schedule 3 to this lease) and the documents made supplemental to it.

Incorporated Terms: all of the terms, requirements, covenants and conditions contained in the Previous Lease except to the extent that they are inconsistent with the clauses written in this lease and with such modifications as are necessary to make them applicable to this lease and the parties to this lease and as specifically varied by clause 3:

(a)	including:

(i)	the definitions and rules of interpretation in the Previous Lease;

(ii)	the agreements and declarations contained in the Previous Lease;

(iii)	the rights granted and reserved by the Previous Lease (including the right of re-entry and forfeiture);

(iv)	the third party rights, restrictions and covenants affecting the Property; and

(b)	but excluding any terms of the Previous Lease which are specifically excluded by the terms of this lease or substituted by the terms of this lease.

Insurance Rent: the rent fourthly reserved in clause 3 of the Previous Lease with such modifications as are necessary to make the provisions applicable to this lease.

Landlord’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Landlord.

LTA 1954: Landlord and Tenant Act 1954.

Plan: the plans attached to the Previous Lease.

Previous Lease: the lease of the Property, which is dated 1 March 2012 and made between (1) the Landlord and (2) the Tenant (a copy of which is annexed in Schedule 2 to this lease) and the documents made supplemental to it.

Property: the property known as Unit D1, Linhay Business Park, Ashburton, TQ13 7UP shown edged red on Plan 2 to the Previous Lease and as more particularly described in (and defined as ‘the Premises’ in) the Previous Lease.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Review Date: means 20 October 2021

Service Charge: the rent thirdly reserved in clause 3 of the Previous Lease with such modifications as are necessary to make the provisions applicable to this lease.

Tenant’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Tenant.

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement and any similar additional tax.

1.2	References to the landlord and tenant in the Previous Lease shall be read as references to the Landlord and Tenant in this lease.

2.	GRANT

2.1	The Landlord lets the Property to the Tenant for the Contractual Term at the rents reserved.

2.2	This grant is made on the terms of this lease which include the Incorporated Terms as if they were set out in full in this lease.

2.3	The Tenant covenants with the Landlord that it will comply with the Tenant’s Covenants.

2.4	The Landlord covenants with the Tenant that it will comply with the Landlord’s Covenants.

2.5	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it;

(b)	the Service Charge;

(c)	the Insurance Rent; and

(d)	any other sums due under this lease.

3.	THE PREVIOUS LEASE

For the purposes of this lease only, the terms of the Previous Lease shall be varied as set out in Schedule 1 and this lease shall be read and construed accordingly.

4.	THE ANNUAL RENT

4.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates.

4.2	(Subject to clause 4.3) the first instalment of the Annual Rent shall be made on the first day of the Contractual Term and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the first day of the Contractual Term and ending on the day before the next Rent Payment Date.

4.3	For the purpose of the calculation of any payment under this lease credit shall be given to the Tenant for any sum paid under the Existing Lease to the extent that it relates to a period after the expiry of the term of the Existing Lease or to the extent that it relates to any liability the Tenant otherwise has under this lease.

5.	REVIEW OF THE ANNUAL RENT

On the Review Date the Annual Rent shall be reviewed in accordance with paragraph 3 of Schedule 1 to this lease.

6.	REGISTRATION OF THIS LEASE

Following the grant of this lease, the Tenant shall without delay apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. The Tenant shall send the Landlord official copies of the Tenant’s title within one month of the registration being completed.

7.	CLOSURE OF THE REGISTERED TITLE OF THIS LEASE

Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. The Tenant shall keep the Landlord informed of the progress and completion of its application.

8.	SECTION 62 OF THE LAW OF PROPERTY ACT 1925

Except as mentioned in clause 2.2, neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

9.	ENTIRE AGREEMENT

9.1	This lease and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

9.2	Each party acknowledges that in entering into this lease and any documents annexed to it it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently).

9.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property or any common parts over which the Tenant has rights under this lease may lawfully be used for any purpose allowed by this lease.

9.4	Nothing in this clause shall limit or exclude any liability for fraud.

10.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

11.	GOVERNING LAW

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

12.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1 Variations to the Previous Lease

1.	TERM

The Term, as defined in clause 1 of the Previous Lease, shall be the Contractual Term as defined in this lease.

2.	TENANT’S BREAK CLAUSE

2.1	The following shall be added as a new clause 10:-

“10.	TENANT’S BREAK CLAUSE

10.1	The Tenant may determine this Lease on 19 October 2021 by serving on the Landlord not less than six months’ prior written notice of determination (‘the Notice’)

10.2	This Lease shall only determine as a result of the Notice if:-

10.2.1	on the intended date of determination the Tenant gives vacant possession of the Premises to the Landlord; and

10.2.2	on the intended date of determination the Tenant shall have paid up to date the rent first reserved in this Lease; and

10.2.3	on the intended date of determination there shall be no continuing underleases

10.3	The Landlord may waive in its absolute discretion compliance with all or any of the conditions or obligations set out in clause 10.2 but unless otherwise expressly agreed in writing such waiver shall not relieve the Tenant from liability to comply with the relevant condition or obligation

10.4	If the provisions of this clause 10 are complied with then upon the expiry of the Notice, this Lease shall determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease and without prejudice also to the continuing operation of this clause 10

10.5	Time is of the essence in respect of this clause 10

10.6	Any notice of determination served under this clause 10 shall be irrevocable

10.7	If this Lease terminates in accordance with clause 10.4 then within fourteen (14) days of the date of such termination, the Landlord shall refund to the Tenant the proportion of the rents reserved by this Lease and any VAT paid in respect of them, for the period from (and excluding) the date of such termination up to (and including) the last day of the period in respect of which the relevant sum was paid”

2.2	The following shall be added as a new clause 8.7:-

“(Notwithstanding clause 7.4) the Notice shall be served by delivering it by hand or sending it by pre-paid first class post or recorded delivery to the Landlord at the address specified in this lease or at such other address as the Landlords shall have previously notified to the Tenant in writing.”

3.	RENT REVIEW

Schedule 5 of the Previous Lease shall be deleted and replaced with the following:-

“SCHEDULE 5

The Rent first reserved and the review thereof

1	In this Lease the following expressions have the respective specified meanings:-

(1)	“Current Rent” means the amount of the yearly rent first reserved by this Lease payable immediately before the Review Date

(2)	“Review Date” means

(a)	the 20 October 2021; and

(b)	any date so stipulated by virtue of paragraph 6 of this Schedule

(3)

“Review Rent” means the yearly market rack rental value which might reasonably be expected to be payable following the expiry of any period at the beginning of the term which might be negotiated in the open market but only for the purposes of fitting out during which no rent or a concessionary rent is payable if the Premises had been let in the open market by a willing lessor to a willing lessee with vacant possession on the Review Date without fine or premium for term equal to a term of ten years with a rent review in the fifth year computed from the Review Date and otherwise upon the provisions (save as to the amount of the rent first reserved by this Lease but including the provisions for rent review) contained in this Lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:-

(a)	the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use

(b)	the Landlord would not unreasonably withhold consent to any purpose within Class B2 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as the Permitted Use

(c)	the premises which are the subject of the lease are fully fitted out for the lessee’s business and are fit and fully equipped for immediate occupation and operation of the Permitted Use

(d)	no work has been carried out to the Premises which has diminished their rental value but that work undertaken by the Landlord will be rentalised

(e)	in case the Premises or any of the Common Parts have been destroyed or damaged they have been fully restored but disregarding any effect on rent of:-

(i)	the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Premises or any other premises on the Estate

(ii)	any goodwill attached to the Premises by the carrying on in them or any other premises on the Estate of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier

(iii)	(without prejudice to paragraph (c) and (d) of this definition) any works carried out to the Premises during the Term of this Lease or during the term at the Previous Lease or the Existing Lease (including the Tenant’s Works) by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord (other than the obligation contained in Clause 4.4 of this Lease).

(iv)	any contingent obligation on the Tenant to carry out works of reinstatement and restoration at the end of the Term

(4)	“Review Surveyor” means an independent chartered surveyor who is an independent chartered surveyor having not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

2	The yearly rent first reserved and payable under this Lease for each year of the Term from and including the date of this Lease until the Review Date will be Seventy Thousand Pounds (£70,000) and thereafter

3	The yearly rent first reserved and payable from the Review Date until the expiry of the Term shall be the higher of:-

(1)	the Current Rent; and

(2)	the Review Rent

4	If the Landlord and the Tenant shall not have agreed the Review Rent by the date three months before the Review Date it shall (without prejudice to the ability of the Landlord and the Tenant to agree it any time) be assessed as follows:-

(1)	the Review Surveyor shall (in the case of agreement about his appointment) be forthwith appointed by the Landlord and the Tenant to assess the Review Rent or (in the absence of agreement at any time about his appointment) be nominated to assess the Review Rent by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant

(2)	Unless the Landlord and the Tenant agree that the Review Surveyor shall act as an expert (which they may not do save with the consent also of the Review Surveyor after the appointment has been made) he shall act as an arbitrator and the arbitration shall be conducted in accordance with the Arbitration Act 1996 as amended from time to time

(3)	If the Review Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time limits as he shall stipulate a proposal for the Review Rent supported (if so desired by either of the parties) by any or all of:-

(i)	a statement of reasons;

(ii)	a professional rental valuation; and (separately and later)

(iii)	submissions in respect of each other’s statement of reasons and valuation but he shall not be bound thereby and shall make the determination in accordance with its own judgement

(4)	If the Review Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of another Review Surveyor

5	If the Review Rent has not been agreed or assessed by the Review Date the Tenant shall:-

(1)	continue to pay the Current Rent on account until such time as the Review Rent shall be agreed or assessed

(2)	pay the Landlord without fourteen days after the agreement or assessment of the Review Rent the amount (if any) by which the Review Rent for the period commencing on the Review Date and ending on the quarter day following the date of payment exceeds the Current Rent paid on account for the same period plus interest (but calculated at the base rate of the Bank of Scotland) for each instalment of rent due on and after the Review Date on the difference between what would have been paid on that rent day had the Review Rent been fixed and the amount paid on account (the interest being payable from the date on which the instalment was due up to the date of payment of the shortfall)

6	If any Enactment restricts the right to review rent or to recover an increase in rent otherwise payable then when the restriction is released the Landlord may at any time within six months after the date of release give to the Tenant not less than one month’s notice requiring an additional rent review as at the next following quarter day which shall for the purposes of this Lease be a Review Date

7	Time shall not be of the essence for the purposes of this Schedule.

Schedule 2 Previous Lease

Schedule 3 Existing Lease

Executed as a deed by STEPHANIE MYERS PALK, in the presence of: /s/ Keith Bass Witness name: Occupation: Address:	/s/ Stephanie Myers Palk

Executed as a deed by RICHARD JOHN PALK, in the presence of: /s/ Keith Bass Witness name: Occupation: Address:	/s/ Richard John Palk

Executed as a deed by ALISON JUNE PALK, in the presence of: /s/ Keith Bass Witness name: Occupation: Address:	/s/ Alison June Palk

Signed as a deed by CAMBIUM NETWORKS, LTD acting by a director, in the presence of: /s/ Aarti Sharma Witness name: Occupation: Address:	/s/ Atul Bhatnagar Director